Exhibit 99.2

Pershing Square Tontine Holdings, Ltd. Releases Letter to Shareholders

New York, July 11, 2022 //- Pershing Square Tontine Holdings, Ltd. (NYSE:PSTH) CEO Bill Ackman today issued the following letter:

Dear Pershing Square Tontine Holdings, Ltd. Shareholder,

On July 22, 2020, Pershing Square Tontine Holdings, Ltd. completed a $4 billion IPO on the New York Stock Exchange. We designed PSTH to be the most investor and merger-friendly SPAC at a time when we believed the COVID-19 pandemic would continue to disrupt capital markets providing PSTH with an opportunity to merge with and take public a large capitalization private company that met our investment criteria for business quality, durable growth, and an attractive valuation.

Two years later, we are returning our $4 billion of capital in trust to shareholders as we have been unable to consummate a transaction that both meets our investment criteria and is executable.

When we completed the IPO of PSTH, we expected our scale and efficient capital structure would create bespoke opportunities for high-quality, large capitalization companies seeking an efficient and highly certain path to go public. We launched PSTH in the depths of the pandemic because we believed that the capital markets would likely be impaired from the economic uncertainty created by the pandemic. The rapid recovery of the capital markets and our economy were good for America but unfortunate for PSTH, as it made the conventional IPO market a strong competitor and a preferred alternative for high-quality businesses seeking to go public.

Despite these unfavorable market conditions for PSTH, we were fortunate in quickly identifying and engaging with a highly attractive target, Universal Music Group, that met all of our investment criteria. The circumstances of UMG’s public listing and the requirements of the company’s controlling shareholder, Vivendi, made PSTH an ideal transaction partner, as our scale, structure, and sponsorship addressed our counterparties’ unique requirements.

Unfortunately, Vivendi’s structural and legal requirements dictated a transaction structure that was somewhat unconventional for SPACs, and ultimately, one that could not be consummated given concerns raised by the SEC. As a result, the board terminated the transaction and assigned its obligation to acquire UMG to the Pershing Square Funds. The Funds in turn assumed the UMG transaction costs and the related Vivendi indemnity obligations so that PSTH would be returned to its original position to enable it to immediately pursue a new transaction, albeit with one year remaining to do a deal. We thereafter immediately went back to work to find a replacement transaction.

We have been unsuccessful in consummating a deal over the last year largely due to the adverse market for SPAC merger transactions which has been driven by: (1) the extremely poor performance of SPACs that have completed deals during the last two years which has damaged market perceptions of going public by merging with a SPAC, (2) the high redemption rates of

SPACs which has reduced the capital available for the newly merged company, increased the dilution from the shareholder warrants that remain outstanding, and heightened transaction uncertainty, and (3) risk and uncertainty created by the Investment Company Act litigation brought against PSTH, particularly when coupled with new SPAC rules proposed by the SEC on March 30, 2022.

High quality and profitable durable growth companies can generally postpone their timing to go public until market conditions are more favorable, which limited the universe of high-quality possible deals for PSTH, particularly during the last 12 months. While there were transactions that were potentially actionable for PSTH during the past year, none of them met our investment criteria.

With the SPAC and IPO market effectively shut today, now is a highly opportunistic investment environment for a public acquisition vehicle which does not suffer from the negative reputation of SPACs. With this in mind, as we have previously explained, we are working diligently to launch Pershing Square SPARC Holdings, Ltd., a privately funded acquisition vehicle which intends to issue publicly traded, long-term warrants called SPARs, which will offer SPAR owners the opportunity to acquire common stock in the newly merged company, the outcome of a business combination between SPARC and a private company. The SPARC structure has many favorable attributes compared with conventional SPACs that should increase the probability a transaction can be executed on favorable terms.

We intend to distribute SPARs to PSTH security holders who own either Class A Common Stock (ticker: PSTH) or warrants (ticker: PSTH.WS) as of the close of business on July 25, 2022 (the last date such instruments are redeemed or cancelled): 1⁄2 of a SPAR for each share of common stock and one SPAR for each warrant. The timing of the SPAR distribution will be determined by reference to the date SPARC’s registration statement becomes effective, which we would not expect to occur until Fall 2022.

SPARC filed a revised registration statement with the SEC on June 16th containing detailed information, risk factors, and other disclosures about SPARC which can be found at www.sec.gov. SPARC’s registration must become effective in order for SPARs to be issued, and there is no certainty that this will occur. You can be assured that we are working extremely diligently to achieve this important objective for all of PSTH’s shareholders and warrant holders.

We are disappointed that we did not achieve our initial objective of consummating a high-quality transaction for PSTH. We look forward to the opportunity to continue to work on your behalf once SPARC is successfully launched.

We are extremely grateful for your partnership and patience over the past two years.

Sincerely,

/s/ William A. Ackman

William A. Ackman

Chief Executive Officer

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities. This communication is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. Information about PSTH and certain of the matters discussed in this press release is available at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward looking statements in this release. You should carefully consider these and the other risks and uncertainties described in PSTH’s annual report on Form 10-K and other documents PSTH has filed with the SEC. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PSTH assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. PSTH does not give any assurance that PSTH will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by PSTH or any other person that the events or circumstances described in such statement are material.

About Pershing Square Tontine Holdings, Ltd.

Pershing Square Tontine Holdings, Ltd., a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company. PSTH is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), an affiliate of Pershing Square Capital Management, L.P., a registered investment advisor. For additional information: www.PSTontine.com

Media Contact:

Fran McGill

212-909-2455

McGill@persq.com